EXHIBIT 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Emily Garbaccio
Senior Vice President – Finance and Treasurer	Vice President, Communications
Kate Spade & Company	Kate Spade & Company
201.295.7515	212.739.6552

KATE SPADE & COMPANY REPORTS 1st QUARTER 2014 RESULTS

•                 Reports Q1 Kate Spade segment direct to consumer comparable sales growth of 22% excluding the benefit of a 14th week in the quarter

•                 Kate Spade segment sales increased $76 million, or 54%, to $217 million in Q1 2014 compared to Q1 2013 including the benefit of a 14th week in the quarter

•                 Reports Q1 2014 comparable adjusted EBITDA of $17 million compared to $8 million for the first quarter of 2013

•                 Completes refinancing of High Yield Notes, resulting in annualized cash interest savings in excess of $20 million

•                 Reaffirms full year 2014 adjusted EBITDA guidance of $115 million - $125 million

New York, NY – May 14th, 2014 – Kate Spade & Company (NYSE:KATE) today announced results for the first quarter of 2014. For the first quarter of 2014 on a GAAP basis, loss from continuing operations, which includes the continuing operations of the Juicy Couture Brand and excludes Lucky Brand, was ($55) million, or ($0.44) per share, compared to a loss from continuing operations of ($40) million, or ($0.33) per share, for the first quarter of 2013.

Net sales for the first quarter of 2014, which includes the continuing operations of Juicy Couture and excludes Lucky Brand, were $328 million, an increase of $82 million, or 33.5%, from the comparable 2013 period. Adjusted loss per share from continuing operations for the first quarter of 2014 was ($0.06), compared to ($0.16) for the first quarter of 2013.

Adjusted EBITDA, net of foreign currency transaction adjustments, which includes the continuing operations of Juicy Couture and excludes Lucky Brand, was $17 million for the first quarter of 2014 and ($4) million for the first quarter of 2013.

Net sales on a comparable basis that excludes Juicy Couture and Lucky Brand were $224 million in first quarter of 2014, an increase of $67 million, or 42.9%, from the comparable 2013 period.

Comparable adjusted EBITDA, net of foreign currency transaction adjustments, which excludes Juicy Couture and Lucky Brand, was $17 million for the first quarter of 2014 and $8 million for the first quarter of 2013.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Overall, Kate Spade & Company’s performance in the first quarter of 2014 continued to be very strong. For total Kate Spade & Company, comparable net sales were $224 million in the first quarter of 2014, a 43% increase to last year. The Kate Spade segment performed well in the first quarter, delivering an increase of $76 million or 54% to last year, including the benefit of a 14th week in the quarter, with growth across all geographies and categories.  Direct to consumer growth was fueled by both door expansion, including two global flagships in Houston and Tokyo, and strong direct to consumer comparable sales growth of 22%, excluding the impact of the extra week.  While the promotional environment was much more competitive than last year, we stayed on strategy to build our full-price business in our specialty stores with a focus on client experience and rigorous planning that increased conversions. Our small leather goods and handbag categories led this robust growth. Moreover, we are reaffirming our 2014 Adjusted EBITDA guidance of $115-125 million.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, said: “Earlier this week, we completed a refinancing of our High Yield Notes, which will achieve an expected reduction of annualized cash interest expense in excess of $20 million, extend the maturity of our debt, provide greater flexibility for early repayment and provide Kate Spade & Company with ample liquidity to fund our growth strategies. Further, we also continue to manage the wind-down of the Juicy Couture business, which remains on plan. We are pleased with our financial results and the progress of operating initiatives that support our long-term growth goals.”

The adjusted results for the first quarter 2014 and 2013, as well as forward-looking targets, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, losses on extinguishment of debt and loss on sales of trademarks. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. We present Adjusted EBITDA, which we define as income (loss) from continuing operations, adjusted to exclude income tax provision, interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, loss on sales of trademarks, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals and non-cash share-based compensation expense. We also present Adjusted EBITDA, net of foreign currency transaction adjustments, which is Adjusted EBITDA further adjusted to exclude unrealized and certain realized foreign currency transaction adjustments, net. We also present Comparable Adjusted results (including Comparable Adjusted net sales, gross profit, SG&A expense and operating (loss) income) for the first quarter of 2013, which we use to measure our performance after giving effect to the dispositions of the Juicy Couture and Lucky Brand businesses and certain corporate cost savings. Comparable adjusted net sales, gross profit, SG&A, operating income (loss) and EBITDA are calculated by starting with adjusted results (which already exclude charges related to streamlining initiatives and brand-exiting activities) and (i) deducting the historical net sales, gross profit, adjusted SG&A and Segment Adjusted EBITDA of the continuing operations of Juicy Couture and (ii) reducing Corporate Adjusted EBITDA to an annualized amount of $53 million and (iii) adding back certain expenses relating principally to distribution functions that were included in the Juicy Couture historical results, but are not directly related to Juicy Couture and therefore will not be presented as discontinued operations when the Juicy Couture wind down is complete. The annualized Corporate Adjusted EBITDA of ($53) million is consistent with our previously provided 2014 guidance for Corporate Adjusted EBITDA of ($50) to ($55) million, which includes estimated amounts to be billed under the Transition Services Agreement (TSA) for Lucky Brand and assumes ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the (TSA) for a period of up to 24 months thereafter. We present the above-described Adjusted EBITDA measures because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The Company will sponsor a conference call at 10:00am eastern time today to discuss its results for the first quarter of 2014. The dial-in number is 1-888-694-4676 with pass code 35641243. The web cast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the first quarter 2014, to be filed with the Securities and Exchange Commission.

FIRST QUARTER RESULTS

Adjusted EBITDA

Our CEO evaluates performance and allocates resources based primarily on Segment Adjusted EBITDA.  Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments. Unallocated Corporate costs also exclude non-cash share-based compensation expense.  Therefore, Segment Adjusted EBITDA does not include corporate costs associated with the following functions: corporate finance, investor relations, communications, legal, human resources and information technology shared services and costs of corporate facilities and our former executive offices, which are included in Unallocated Corporate costs. We do not allocate amounts reported below Operating income (loss) to our reportable segments, other than equity income (loss) in our equity method investee. Our definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Overall Results

Net sales from continuing operations for the first quarter of 2014 were $328 million, an increase of $82 million, or 33.5% from the first quarter of 2013, reflecting an increase in sales in our Kate Spade and Juicy Couture segments, partially offset by a decline in sales in our Adelington Design Group segment.

Gross profit as a percentage of net sales decreased to 55.3% in the first quarter of 2014, compared to 57.4 % in the comparable 2013 period, due to the absence of licensing sales and increased promotion activity at Juicy Couture and the impact of a change in sales mix due to timing at KATE SPADE.

Selling, general & administrative expenses (“SG&A”) increased $61 million, or 37.7%, to $225 million in the first quarter of 2014 compared to the first quarter of 2013. The increase in SG&A reflected the following:

•	A $36 million increase in expenses associated with our streamlining initiatives, brand-exiting activities and acquisition-related costs;
•

A $35 million increase in SG&A in our KATE SPADE segment, primarily related to direct-to-consumer expansion reflecting: (i) increased compensation related expenses; (ii) increased rent and other store operating expenses; and (iii) increased e-commerce fees and advertising expenses. The increase also included incremental SG&A associated with the acquired KATE SPADE businesses in Southeast Asia; and

•	A $9 million decrease associated with reduced costs at Corporate and in our Juicy Couture and Adelington Design Group segments.

SG&A as a percentage of net sales was 68.4% in the first quarter of 2014, compared to 66.4% in the first quarter of 2013.

Operating Loss was ($43) million ((13.1%) of net sales) in the first quarter of 2014 compared to operating loss of ($22) million ((9.0%) of net sales) in the first quarter of 2013.

Other Expense, net was flat in 2014 compared to ($2) million in the first quarter of 2013 and was primarily comprised of (i) foreign currency transaction gains and losses and (ii) equity in losses of our equity investee.

Loss on Sales of Trademarks was ($1) million in the first quarter of 2013, resulting from expenses incurred in connection with the sale of the Juicy Couture intellectual property.

Loss on Extinguishment of Debt was ($1) million in the first quarter of 2013, resulting from the conversion of $11 million aggregate principal amount of our former Convertible Notes into 3.2 million shares of our common stock.

Interest expense, net decreased to $10 million in the first quarter of 2014, compared to $12 million in the first quarter of 2013, primarily reflecting, (i) the recognition of $2 million of interest income in 2014 related to the Lucky Brand Note; (ii) a $1 million decrease related to the amortization of deferred financing fees; (iii) a $1 million decrease related to reduced borrowings under our Amended Facility and the extinguishment of the Convertible Notes in 2013; and (iv) an increase of $1 million in interest expense related to the Senior Notes.

Provision for Income Taxes was $2 million in the first quarter of 2014 and $1 million in the first quarter of 2013 and consisted primarily of increases in deferred tax liabilities for indefinite-lived intangible assets, current tax on operations in certain jurisdictions and an increase in the accrual for interest related to uncertain tax positions.

Loss from Continuing Operations in the first quarter of 2014 was ($55) million, or ($0.44) per diluted share, compared to a loss of ($40) million, or ($0.33) per share in the first quarter of 2013. Adjusted loss per share from continuing operations in the first quarter of 2014 was ($0.06), compared to ($0.16) in the first quarter of 2013.

Net income in the first quarter of 2014 was $46 million, inclusive of income related to discontinued operations of $101 million, compared to net loss of ($52) million, inclusive of a loss related to discontinued operations of ($13) million in the first quarter of 2013. Net income per share was $0.37 in the first quarter of 2014, compared to a loss per share of ($0.44) in the first quarter of 2013.

Balance Sheet and Cash Flow

Accounts Receivable decreased $15 million, or 15.1%, at the end of the first quarter 2014 compared to the first quarter 2013, primarily due to the sale of Lucky Brand and decreased wholesale sales in our Juicy Couture segment, partially offset by increased wholesale sales in our Kate Spade segment.

Inventories decreased $10 million, or 4.5% at the end of the first quarter 2014 compared to the first quarter 2013, primarily due to the sale of Lucky Brand and a decrease in Juicy Couture inventory, partially offset by an increase in Kate Spade inventory to support growth initiatives.

Cash flow used in continuing operating activities for the last 12 months was ($39) million.

Debt outstanding decreased to $396 million compared to $439 million in the first quarter 2013. We ended the first quarter of 2014 with $128 million in cash and cash equivalents and marketable securities, compared to $7 million at the end of the first quarter of 2013. The $164 million decrease in our net debt position over the last twelve months primarily reflected: (i) the receipt of net proceeds of $320 million from the dispositions of the Juicy Couture IP, Lucky Brand and our former investment in Mexx; (ii) the funding of $94 million of capital and in-store shop expenditures over the last 12 months; (iii) the use of $39 million in cash from other activities of our discontinued operations activities over the past 12 months; (iv) the receipt of proceeds of $35 million from the exercise of stock options; (v) the payment of $32 million for the acquisition of the existing KATE SPADE business in Southeast Asia from Globalluxe; and (vi) the receipt of aggregate net proceeds of $29 million from the sale-leaseback of our Ohio Facility and North Bergen, NJ office. We also used $39 million of cash from continuing operations over the past 12 months.

Segment Highlights

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below:

Kate Spade

Net sales for Kate Spade were $217 million, a 54.0% increase compared to 2013, reflecting increases across all operations in the segment.

Store counts and key operating metrics are as follows:

—        We ended the quarter with 127 specialty retail stores, 52 outlet stores and 46 concessions, reflecting the opening (net of closures) of 35 specialty retail stores, 10 outlet stores and 9 concessions and the acquisition of 6 specialty retail stores, 1 outlet store and 2 concessions over the last 12 months;

—        Average retail square footage, including concessions, in the first quarter was approximately 350 thousand square feet, a 42.2% increase compared to 2013;

—        Sales per square foot for comparable stores for the latest twelve months were $1,359; and

—        Comparable direct-to-consumer sales (inclusive of e-commerce) increased 29% in the first quarter of 2014, which included the benefit of a 14th week in the quarter.  Adjusted for the 14th week, direct to consumer comparable sales growth was 22%.

Kate Spade Segment Adjusted EBITDA in the first quarter of 2014 was $32 million (14.9% of net sales), compared to Segment Adjusted EBITDA of $19 million (13.4% of net sales) in 2013.

Juicy Couture

Net sales for Juicy Couture in the first quarter of 2014 were $104 million, a 17.1% increase compared to 2013, which primarily reflected increases in our e-commerce, wholesale non-apparel, wholesale apparel and specialty retail operations, partially offset by a decrease in our licensing operations, as we wind down the Juicy Couture operations.  Juicy Couture Segment Adjusted EBITDA was flat in the first quarter of 2014, compared to Segment Adjusted EBITDA of ($9) million ((9.6%) of net sales) in the first quarter of 2013.

Adelington Design Group

Net sales for the Adelington Design Group segment decreased $9 million, or 58.1%, in the first quarter of 2014 to $6 million, reflecting:

—      A net $5 million decrease related to the Lizwear, Liz Claiborne New York and private label jewelry businesses;

—      A $3 million decrease related to the Liz Claiborne and Monet brands; and

—      A $1 million decrease primarily related to our former Dana Buchman brand supplier agreement.

Adelington Design Group Segment Adjusted EBITDA in the first quarter was $0.4 million (6.6% of net sales), compared to Segment Adjusted EBITDA of $4 million (25.0% of net sales) in 2013.

Corporate

Unallocated Corporate Costs were ($15) million in the first quarter of 2014 as compared to ($17) million in 2013.

About Kate Spade & Company

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel under three global, multichannel lifestyle brands: kate spade new york, Kate Spade Saturday and Jack Spade. With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. In November 2013, the Company completed the sale of the Juicy Couture intellectual property to Authentic Brands Group (ABG) and is working under a license from ABG to transition and wind down the Juicy Couture business through 2014. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel. Visit http://www.katespadeandcompany.com/ for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), our press releases, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transition to a mono-

brand business centered on the KATE SPADE family of brands, including our ability to successfully complete the transition of our management and operations; our ability to operate as a mono-brand business and to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe and other parts of the world; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, such as India, Russia, South East Asia, and South America, as well as continued expansion in China, Japan and Brazil, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to expand our retail footprint with profitable store locations; our ability to achieve the business plan of our KATE SPADE SATURDAY business, including our ability to attract new customers and achieve favorable margins; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business;  our ability to expand the KATE SPADE family of brands into new product categories; our ability to successfully implement our marketing initiatives; risks associated with the sale of the LUCKY BRAND business, including our ability to collect the full amount of principal and interest due and owing pursuant to a three year note issued by Lucky Brand Dungarees, LLC, an affiliate of Leonard Green & Partners, L.P., to us as partial consideration for the purchase of the LUCKY BRAND business and our ability to comply with our transition service requirements; risks associated with the sale of the JUICY COUTURE intellectual property to Authentic Brands Group, including our ability to complete and implement the transition plan for the JUICY COUTURE business in a satisfactory manner and to manage the associated transition costs, the impact of the transition plan and the announced future plans for the JUICY COUTURE brand on our relationships with our employees, our major customers, vendors and landlords and unanticipated expenses and charges that may occur as a result of the transition plan and the announced future plans for the JUICY COUTURE brand, such as litigation risks, including litigation regarding employment and workers’ compensation; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE business in Japan and Southeast Asia and the risks associated with such operation, including with respect to the conclusion of transition services provided by our former operating partners; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the KATE SPADE and Adelington Design Group businesses; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products;

risks associated with our arrangement to continue to operate the Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened;  our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party e-commerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved.  The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release (including those under the caption “Cautionary Statement Regarding Forward-Looking Statement”), and in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013 filed with the SEC, and the Quarterly Report on Form 10-Q for the quarterly period ended April 5, 2014, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended			Three Months Ended
	April 5, 2014	% of		March 30, 2013	% of
	(14 Weeks)	Sales		(13 Weeks)	Sales

Net Sales	$328,091	100.0%		$245,687	100.0%
Cost of goods sold	146,624	44.7%		104,631	42.6%
Gross Profit	181,467	55.3%		141,056	57.4%
Selling, general & administrative expenses	224,549	68.4%		163,091	66.4%
Operating Loss	(43,082)	(13.1	) %	(22,035)	(9.0	) %
Other expense, net	(251)	(0.1	) %	(1,905)	(0.8	) %
Loss on sales of trademarks	-	-		(1,274)	(0.5	) %
Loss on extinguishment of debt	-	-		(1,108)	(0.5	) %
Interest expense, net	(9,522)	(2.9	) %	(12,341)	(5.0	) %
Loss Before Provision for Income Taxes	(52,855)	(16.1	) %	(38,663)	(15.7	) %
Provision for income taxes	1,807	0.6%		954	0.4%
Loss from Continuing Operations	(54,662)	(16.7	) %	(39,617)	(16.1	) %
Discontinued operations, net of income taxes	100,832			(12,557)
Net Income (Loss)	$46,170			$(52,174)

(Loss) Earnings per Share:
Basic and Diluted
Loss from Continuing Operations	$(0.44)			$(0.33)
Net Income (Loss)	$0.37			$(0.44)

Weighted Average Shares, Basic and Diluted (a)	124,403			119,032

_______________

(a)              Because the Company incurred a loss from continuing operations for the three months ended April 5, 2014 and March 30, 2013, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(All amounts in thousands)

	Three Months Ended
	April 5, 2014	March 30, 2013
	(14 Weeks)	(13 Weeks)

Net Income (Loss)	$46,170	$(52,174)

Other Comprehensive Income (Loss), Net of Income Taxes:

Cumulative translation adjustment, net of income taxes of $0	1,685	(4,545)

Change in fair value of cash flow hedges, net of income taxes of $(232) and $288, respectively	(380)	471

Comprehensive Income (Loss)	$47,475	$(56,248)

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	April 5, 2014	March 30, 2013
Assets
Current Assets:
Cash and cash equivalents	$128,477	$7,404
Accounts receivable - trade, net	87,053	102,490
Inventories, net	210,110	219,974
Other current assets	54,092	52,319
Assets held for sale	11,282	-
Total current assets	491,014	382,187

Property and Equipment, Net	155,783	220,664
Goodwill	71,914	54,706
Intangibles, Net	94,270	128,340
Note Receivable	85,877	-
Other Assets	37,780	40,384

Total Assets	$936,638	$826,281

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Short-term borrowings	$5,322	$47,268
Convertible Senior Notes	-	8,150
Other current liabilities	293,434	344,494
Liabilities held for sale	7,628	-
Total current liabilities	306,384	399,912

Long-Term Debt	390,273	383,312
Other Non-Current Liabilities	173,672	213,239
Stockholders’ Equity (Deficit)	66,309	(170,182)

Total Liabilities and Stockholders’ Equity (Deficit)	$936,638	$826,281

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Three Months Ended
	April 5, 2014	March 30, 2013
	(14 Weeks)	(13 Weeks)

Cash Flows from Operating Activities:
Net income (loss)	$46,170	$(52,174)
Adjustments to arrive at loss from continuing operations	(100,832)	12,557
Loss from continuing operations	(54,662)	(39,617)

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	19,078	13,869
Loss on asset disposals and impairments, including streamlining initiatives, net	1,859	1,205
Share-based compensation	20,324	1,787
Loss on sales of trademarks		1,274
Loss on extinguishment of debt	-	1,108
Foreign currency (gains) losses, net	(874)	6,242
Other, net	307	322
Changes in assets and liabilities:
(Increase) decrease in accounts receivable - trade, net	(685)	18,934
Increase in inventories, net	(23,943)	(7,399)
(Increase) decrease in other current and non-current assets	(4,594)	32
Decrease in accounts payable	(17,604)	(12,721)
Decrease in accrued expenses and other non-current liabilities	(19,386)	(36,757)
Net change in income tax assets and liabilities	(1,057)	694
Net cash used in operating activities of discontinued operations	(17,353)	(15,058)
Net cash used in operating activities	(98,590)	(66,085)

Cash Flows from Investing Activities:
Net payments for dispositions	(7,747)	-
Purchases of property and equipment	(27,921)	(15,465)
Payments for purchases of businesses	(32,268)	-
Payments for in-store merchandise shops	(786)	(232)
Investments in and advances to equity investee	-	(3,000)
Other, net	66	(52)
Net cash provided by (used in) investing activities of discontinued operations	138,454	(7,801)
Net cash provided by (used in) investing activities	69,798	(26,550)

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	1,908	136,385
Repayment of borrowings under revolving credit agreement	-	(92,301)
Principal payments under capital lease obligations	(98)	(1,161)
Proceeds from exercise of stock options	30,336	395
Payment of deferred financing fees	(982)	(444)
Net cash provided by financing activities	31,164	42,874

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(533)	(2,237)

Net Change in Cash and Cash Equivalents	1,839	(51,998)
Cash and Cash Equivalents at Beginning of Period	130,222	59,402
Cash and Cash Equivalents at End of Period	132,061	7,404
Less: Cash and Cash Equivalents Held for Sale	3,584	-
Cash and Cash Equivalents	$128,477	$7,404

KATE SPADE & COMPANY

SEGMENT REPORTING

(All amounts in thousands)

		Segment		% of
	Net Sales	Adjusted EBITDA (a)		Sales
Three Months Ended April 5, 2014 (14 Weeks)
KATE SPADE (b)	$217,128	$32,26	9	14.9%
Adelington Design Group	6,486	42	7	6.6%
JUICY COUTURE	104,477	(1	9)	-
Lucky Brand	-	5	4	-
Total - Reportable Segments	$328,091

		Segment		% of
	Net Sales	Adjusted EBITDA (a)		Sales
Three Months Ended March 30, 2013 (13 Weeks)
KATE SPADE (b)	$140,963	$18,95	6	13.4%
Adelington Design Group	15,486	3,87	2	25.0%
JUICY COUTURE	89,238	(8,59	6)	(9.6)%
Lucky Brand	-	(66	0)	-
Total - Reportable Segments	$245,687

(a)

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  Segment Adjusted EBITDA does not include Corporate expenses associated with the following functions: corporate finance, investor relations, communications, legal, human resources and information technology shared services and costs of corporate facilities and our former executive offices, which are included in Unallocated Corporate costs. The Company does not allocate amounts reported below Operating loss to its reportable segments, other than equity income (loss) in its equity method investee. The Segment Adjusted EBITDA associated with the Lucky Brand segment represents expenses related principally to distribution functions that were included in the Lucky Brand historical results, but are not directly attributable to Lucky Brand and therefore, have not been included in discontinued operations. Refer to the table entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)	Amounts include equity in the losses of the Company’s equity method investee of $298 and $270 for the three months ended April 5, 2014 and March 30, 2013, respectively.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

(Unaudited)

The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments; and (ii) Loss from Continuing Operations.

	Three Months Ended
	April 5, 2014	March 30, 2013
	(14 Weeks)	(13 Weeks)

Segment Adjusted EBITDA:
KATE SPADE	$32,269	$18,956
Adelington Design Group	427	3,872
JUICY COUTURE	(19)	(8,596)
Lucky Brand	54	(660)
Total Reportable Segments Adjusted EBITDA	32,731	13,572
Unallocated Corporate Costs	(15,275)	(17,119)
Other income (expense) (a)	47	(1,635)

Less: Foreign currency transaction adjustments, net	(258)	1,040
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	17,245	(4,142)

Foreign currency transaction adjustments, net	258	(1,040)

Depreciation and amortization, net (b)	(15,223)	(12,233)

Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs and loss on asset disposals and impairments, net	(25,289)	(4,738)

Share-based compensation (c)	(20,324)	(1,787)
Loss on sales of trademarks	-	(1,274)
Loss on extinguishment of debt	-	(1,108)
Interest expense, net	(9,522)	(12,341)
Provision for income taxes	1,807	954
Loss from Continuing Operations	$(54,662)	$(39,617)

(a)	Amounts do not include equity in the losses of the Company’s equity method investee of $298 and $270 for the three months ended April 5, 2014 and March 30, 2013, respectively.

(b)	Excludes amortization included in Interest expense, net.

(c)	Includes share-based compensation expense of $16.5 million and $0.4 million in 2014 and 2013, respectively, that was classified as restructuring.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Unaudited)

The following tables provide reconciliations of (i) Loss from Continuing Operations to Adjusted Loss from Continuing Operations (a) and (ii) Operating Loss to Adjusted Loss from Continuing Operations (a)

	Three Months Ended
	April 5, 2014	March 30, 2013

	(14 Weeks)	(13 Weeks)

Loss from Continuing Operations	$(54,662)	$(39,617)

Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	40,840	4,741

Loss on sales of trademarks	-	1,274

Loss on extinguishment of debt	-	1,108

Benefit for income taxes	5,923	12,878

Adjusted Loss from Continuing Operations (a)	$(7,899)	$(19,616)

Operating Loss	$(43,082)	$(22,035)

Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	40,840	4,741

Adjusted Operating Loss (a)	(2,242)	(17,294)

Interest expense, net	(9,522)	(12,341)

Other expense, net	(251)	(1,905)

Benefit for income taxes (c)	(4,116)	(11,924)

Adjusted Loss from Continuing Operations (a)	$(7,899)	$(19,616)

Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations (a)(d)	$(0.06)	$(0.16)

(a)         Adjusted Operating Loss excludes streamlining initiatives, brand-exiting activities and acquisition related costs. In addition to those items, Adjusted Loss from Continuing Operations and Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations exclude loss on extinguishment of debt and loss on sales of trademarks.

(b)        The following table includes Lucky Brand restructuring charges principally related to distribution functions that are not directly attributable to Lucky Brand and therefore have not been included in discontinued operations. During the three months ended April 5, 2014 and March 30, 2013, the Company recorded expenses related to its streamlining initiatives, brand-exiting activities and acquisition related costs as follows:

	Three Months Ended
	April 5, 2014	March 30, 2013

	(14 Weeks)	(13 Weeks)

Payroll, contract termination costs, asset write-downs and other costs:
KATE SPADE	$2,097	$694
Adelington Design Group	103	329
JUICY COUTURE	1,597	2,248
Lucky Brand	-	1,065
Corporate	29,968	372

Store closure, other brand-exiting activities and acquisition related costs:
KATE SPADE	321	325
Adelington Design Group	-	(40)
JUICY COUTURE	6,979	(117)
Lucky Brand	-	(135)
Corporate	(225)	-
	$40,840	$4,741

(c)         Reflects a normalized tax rate based on estimated adjusted pretax loss.

(d)        As the Company incurred an adjusted loss from continuing operations for the three months ended April 5, 2014 and March 30, 2013, all potentially dilutive shares are antidilutive. As such, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	As Reported (a)	Streamlining Initiatives & Brand- Exiting Activities (b)	Adjusted Results	Less: Juicy Couture Results (c)	Corporate & Other (d)	Comparable Adjusted Results
Three Months Ended April 5, 2014 (14 Weeks)
Total Net Sales	$328,091		$328,091	$(104,477)		$223,614
KATE SPADE	217,128		217,128			217,128
Adelington Design Group	6,486		6,486			6,486
JUICY COUTURE	104,477		104,477	(104,477)		-

Gross Profit	181,467		181,467	(44,643)		136,824

SG&A	224,549	$(40,840)	183,709	(49,122)	$650	135,237

Operating (Loss) Income	$(43,082)	$40,840	$(2,242)	$4,479	$(650)	$1,587

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			16,124	(4,460)		11,664
Share-based compensation			3,872			3,872
Other expense, net (f)			(509)			(509)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$17,245	$19	$(650)	$16,614

Operating loss, per above	$(43,082)
Other expense, net	(251)
Interest expense, net	(9,522)
Provision for income taxes	1,807
Loss from Continuing Operations	$(54,662)

_________

(a)  Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)  Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(c)  Represents the historical sales and gross margin and the Adjusted SG&A and Segment Adjusted EBITDA of the Juicy Couture segment.  Adjusted SG&A excludes charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(d)  Corporate and other principally represents certain expenses included in Juicy Couture historical results that were not directly attributable to Juicy Couture and therefore will not be presented as discontinued operations when the Juicy Couture wind-down is complete.

(e)  Excludes amortization included in Interest expense, net.

(f)   Amount is net of foreign currency transaction adjustment of $(258).

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	As Reported (a)	Streamlining Initiatives & Brand- Exiting Activities (b)	Adjusted Results	Less: Juicy Couture Results (c)	Corporate & Other (d)	Comparable Adjusted Results
Three Months Ended March 30, 2013 (13 Weeks)
Total Net Sales	$245,687		$245,687	(89,238)		$156,449
KATE SPADE	140,963		140,963			140,963
Adelington Design Group	15,486		15,486			15,486
JUICY COUTURE	89,238		89,238	(89,238)		-

Gross Profit	141,056		141,056	(42,961)		98,095

SG&A	163,091	$(4,741)	158,350	(56,088)	$(3,244)	99,018

Operating (Loss) Income	$(22,035)	$4,741	$(17,294)	$13,127	$3,244	$(923)

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			12,671	(4,531)		8,140
Share-based compensation			1,346			1,346
Other expense, net (f)			(865)			(865)

Adjusted EBITDA			$(4,142)	$8,596	$3,244	$7,698

Operating loss, per above	$(22,035)
Other expense, net	(1,905)
Loss on sales of trademarks	(1,274)
Loss on extinguishment of debt	(1,108)
Interest expense, net	(12,341)
Provision for income taxes	954
Loss from Continuing Operations	$(39,617)

_________

(a)    Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)   Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(c)    Represents the historical sales and gross margin and the Adjusted SG&A and Segment Adjusted EBITDA of the Juicy Couture segment.  Adjusted SG&A excludes charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(d)   Corporate and other principally represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million and certain expenses included in Juicy Couture historical results that were not directly attributable to Juicy Couture and therefore will not be presented as discontinued operations when the Juicy Couture wind-down is complete.

(e)    Excludes amortization included in Interest expense, net.

(f)    Amount is net of foreign currency transaction adjustment of $1,040

KATE SPADE & COMPANY

AVAILABILITY UNDER REVOLVING CREDIT FACILITY

(In thousands)

April 5, 2014

Total Revolving Credit Facility Size (a)	$350,000

Borrowing Base (a)	$215,997

Outstanding Borrowings	4,900

Letters of Credit Issued	18,388

Available Capacity	$192,709

Excess Capacity (b)	$157,709

(a)  Availability under the revolving credit facility is the lesser of $350 million or a borrowing base comprised primarily of eligible cash, accounts receivable and inventory.

(b)  Excess capacity represents available capacity reduced by the minimum required aggregate borrowing availability under the Amended Facility of $35 million.